Exhibit 99.1

JetPay Corporation Appoints Robert Metzger

to its Board of Directors

Center Valley, PA – November 21, 2017 - JetPay Corporation (“JetPay” or the Company) (NASDAQ: “JTPY”) announced today the appointment of Mr. Robert Metzger to its Board of Directors, effective November 20, 2017. Mr. Metzger was appointed to the board to fill the vacancy created by an increase in the size of the board and will serve as a Class B Director until the expiration of the term of Class B directors in 2020.

Since April 2015, Mr. Metzger has served as Director of the Investment Banking Academy at the Gies College of Business at the University of Illinois and since January 2017, he has also been the Director of the Gies College of Business Honors Programs. In addition, he serves as a Lecturer in the Department of Finance. Since 2016, Mr. Metzger has served as a senior director at William Blair & Company, an investment bank. Mr. Metzger previously served as partner and managing director at William Blair & Company, where he was head of the Technology group from January 2011 to December 2015 and head of the Financial Services Investment Banking Group from April 2007 to December 2015. Prior to joining William Blair & Company, Mr. Metzger held various positions at ABN Amro Incorporated, A.T. Kearney, and Price Waterhouse. Mr. Metzger currently serves as a member of the Board of Directors and Audit Committees at WageWorks, USA Technologies, and Millennium Trust Company, and serves as a Senior Advisor of Mission OG. Mr. Metzger graduated from the University of Illinois at Urbana-Champaign with a B.S. in Accountancy and received an MBA from the Kellogg School of Management at Northwestern University.

“We are extremely excited to have Rob join our board with his extensive and valuable experience in investment banking and academics, including the experiences he gained from his leadership roles on various boards, including companies in the human resources and payment technology space,” said Diane (Vogt) Faro, JetPay’s Chief Executive Officer. “His extensive experience and expertise of over 25 years in providing financial advisory and capital raising services to technology, transaction processing and financial services companies will be of great value in assisting management and the board with increasing stockholder value.”

About JetPay Corporation

JetPay Corporation (“JetPay”), based in Center Valley, PA, is a leading provider of vertically integrated solutions for businesses including card acceptance, processing, payroll, payroll tax filing, human capital management services, and other financial transactions. JetPay provides a single vendor solution for payment services, debit and credit card processing, ACH services, and payroll and human capital management needs for businesses throughout the United States. The Company also offers low-cost payment choices for the employees of these businesses to replace costly alternatives. The Company's vertically aligned services provide customers with convenience and increased revenues by lowering payments-related costs and by designing innovative, customized solutions for internet, mobile, and cloud-based payments. Please visit www.jetpay.com for more information on what JetPay has to offer or call 866-4JetPay (866-453-8729).

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. JetPay’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside JetPay’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to, those described under the heading “Risk Factors” in the Company’s Annual Report filed with the Securities and Exchange Commission (“SEC”) on Form 10-K for the fiscal year ended December 31, 2016, the Company’s Quarterly Reports on Forms 10-Q and the Company’s Current Reports on Form 8-K.

JetPay cautions that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in JetPay’s most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning JetPay or other matters and attributable to JetPay or any person acting on its behalf, are expressly qualified in their entirety by the cautionary statements above. JetPay cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. JetPay does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Contacts

JetPay Corporation	JetPay Corporation
Peter B. Davidson	Gregory M. Krzemien
Vice Chairman and Corporate Secretary	Chief Financial Officer
(610) 797-9500	(610) 797-9500
Peter.Davidson@jetpaycorp.com	gkrzemien@jetpaycorp.com

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